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                                                                    EXHIBIT 10.4

                          TRANSITION SERVICES AGREEMENT


                  This TRANSITION SERVICES AGREEMENT (this "Agreement"), dated as of September 28, 2000, is entered into by and between Reliance Insurance Company, a Pennsylvania corporation ("Reliance") and Overseas Partners Ltd., a Bermuda company ("OPL").

                  WHEREAS, Reliance and OPL are parties to a Stock Purchase Agreement, dated as of June 30, 2000 (the "Stock Purchase Agreement"), providing for the sale by Reliance of all of the issued and outstanding shares of the capital stock of Reliance Reinsurance Company (the "Company"), consisting of 500 shares of common stock par value $10,000 per share (the "Common Stock") (all capitalized terms used herein without definition shall have the respective meanings specified in the Stock Purchase Agreement); and

                  WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the Closing of the transactions contemplated by the Stock Purchase Agreement; and

                  WHEREAS, OPL and the Company desire Reliance to continue to provide certain services to the Company that it has heretofore provided.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Definitions. Capitalized terms used herein and not defined herein, unless otherwise indicated, have the respective meanings assigned to them in the Stock Purchase Agreement.

                  Section 2. Effectiveness of Agreement. This Agreement shall take effect upon the Closing Date.

                  Section 3. Services.
                             --------

                  Section 3.1. Agreement to Provide Services. At the request of OPL or the Company, Reliance agrees to provide the Company during the term set forth in Section 3.3, the transition services listed on Schedule I attached hereto for the respective periods of time set forth on such Schedule (the "Services"). The Services may be provided by (a) any Affiliate or employee of Reliance unless as otherwise designated in such Schedule I or (b) with the consent of OPL, such consent not to be unreasonably withheld, a third party on the same terms and at the same cost as if such Services had been provided by Reliance. OPL hereby consents to the outsourcing or subcontracting by Reliance of any and all Services, including without limitation all information technology and related services, which Reliance outsources or subcontracts for its non-reinsurance businesses; provided, however, that (x) Reliance shall provide to OPL at least 30 days' prior written notice of its intent to outsource or subcontract such Services, (y) Reliance shall nonetheless remain responsible for the proper performance of such outsourced or subcontracted Services in accordance with the terms of this Agreement, and (z) any person or entity that will perform such outsourced or subcontracted Services shall execute and deliver an agreement reasonably acceptable to the Company substantially similar to the provisions set forth in Section 6 of this Agreement.


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                  Section 3.2. Fees for Services. Following the Closing Date, as
compensation for Services rendered to the Company hereunder, OPL will pay, not later than 20 days after the end of each month following the month such Services are rendered, the fees listed on Schedule I attached hereto for the respective Services during the indicated period of time or, for any such shorter period of time, a pro rata portion of such fees. If OPL and the Company desire Reliance to continue to provide any of the Services to the Company after the respective periods of time indicated on Schedule I attached hereto, the parties hereto agree to negotiate in good faith the terms of an agreement for the provision of such Services to the Company; provided that the fees for the provision of such continued services shall be based on Reliance's actual costs.

                  Section 3.3. Term. This Agreement will remain in effect as to any or all of the Services until the earlier of (i) the expiration of the respective periods of time listed on Schedule I attached hereto or (ii) termination by OPL at any time on not less than 30 days prior written notice (or in the event of termination of Services with respect to premises, not less than 60 days' notice) to Reliance. In the event of any expiration or termination of this Agreement as to any or all of the Services, OPL shall not be released from its obligations to make payment to Reliance of any unpaid amounts due to Reliance with respect to any Services theretofore rendered by Reliance prior to such termination.

                  Section 3.4. Standard of Services. Reliance agrees that the Services will be performed (i) in a professional and competent manner, (ii) using at least the same standard of care that Reliance uses in performing such services in its own affairs, (iii) using at least the same standard for timeliness for the same services provided to other Reliance profit centers, (iv) by assigning individuals to provide such services who possess such qualifications as are reasonably required to perform the Services in accordance with (i), (ii) and (iii) above and (iv) in compliance with all relevant federal or state laws, rules and regulations (including tax requirements).

                  Section 4. Further Assurances. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each party hereto shall cooperate with the other party, and execute and deliver, or use its commercially reasonable efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any governmental or regulatory authority or any other person under any permit, license, agreement, or other instrument, and to take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement. Without limiting the generality of the foregoing, OPL shall be responsible for any costs payable to any third party which are incurred in obtaining such third party's consent, approval, authorization, sublicense or other necessary action under any permit, license, agreement or other instrument in connection with the performance of Services hereunder.


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                  Section 5. Access to Information.

                  Section 5.1. Access to Information. From and after the date hereof, each of OPL, including the Company and its subsidiaries, and Reliance shall afford to the other and its representatives, reasonable access and duplicating rights during normal business hours to all information within such party's possession relating to the Services insofar as such access is reasonably required by such other party.

                  Section 5.2. Access to Employees. Upon written request, Reliance shall use reasonable efforts to make available to the Company and OPL its directors, officers, employees, agents and representatives as may reasonably be required (giving consideration to business demands of such persons) in connection with the Services.

                  Section 5.3. Retention of Records. Except as otherwise required by law or agreed in writing, each of OPL, including the Company and its subsidiaries, and Reliance shall use reasonable efforts to accommodate the other with respect to retention and provision of copies of any significant information in such party's possession or under its control relating to the Services.

                  Section 6. Confidential Information. Reliance and OPL, including the Company and its subsidiaries, hereby covenant and agree to hold in trust and confidence all Confidential Information relating to the other party or its respective subsidiaries. For the purposes hereof, "Confidential Information" shall mean all non-public information not otherwise subject to a legally cognizable privilege from disclosure which is disclosed by either party to the other in connection with this Agreement and identified as "confidential" if in writing or other tangible form, or if disclosed orally, reduced to writing within twenty (20) days (with such writing identified as "confidential"). The "Disclosing Party" shall be the party disclosing such information, and the "Recipient Party" shall be the party receiving such information. Confidential Information may include, without limitation, technical, economic and business data, know-how, flow sheets, drawings, business plans, computer software and databases and other similar materials. Confidential Information shall not include information which is (a) in the public domain when it is received by or becomes known to the Recipient Party or which subsequently enters the public domain through no fault of the Recipient Party; (b) information which is already known to the Recipient Party at the time of its disclosure to the Recipient Party by the Disclosing Party and is not known by the Recipient Party to be the subject of an obligation of confidence of any kind; (c) information which is independently developed by the Recipient Party without any use of or reference to the Confidential Information of the Disclosing Party and which such independent development can be established by evidence that would be acceptable to a court of competent jurisdiction; and (d) information which is received by the Recipient Party in good faith without an obligation of confidence of any kind from a third party who the Recipient Party had no reason to believe was not lawfully in possession of such information free of any obligation of confidence of any kind, but only until the Recipient Party subsequently comes to have reason to believe that such information was subject to an obligation of confidence of any kind when originally received. Without prejudice to the rights and remedies of any party to this Agreement, a party disclosing any Confidential Information shall be entitled to equitable relief including injunctive relief in order to protect its Confidential Information from unauthorized disclosure.


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                  Section 7. Indemnification. (a) OPL will indemnify Reliance and its Affiliates, and their respective officers, directors and employees, against, and hold them harmless from, any and all Losses incurred or suffered by Reliance or its Affiliates, or their respective officers, directors and employees, arising out of, or relating to, the provision of the Services in accordance with this Agreement. (b) Reliance will indemnify OPL and its Affiliates, and their respective officers, directors and employees, against, and hold them harmless from, any and all Losses incurred or suffered by OPL or its Affiliates, or their respective officers, directors and employees, arising out of, or relating to, the provision of the Services in accordance with this Agreement, but not any Losses arising or relating to the payment or administration of claims by OPL and its Affiliates following the Closing. (c) In the event that either party shall have a claim for indemnity against the other under the terms of this Agreement, the parties shall follow the procedures set forth in Section 8 of the Stock Purchase Agreement; provided, however, that in the event that both Reliance and/or its Affiliates, and/or their respective officers, directors and employees, on the one hand, and OPL and/or its Affiliates, and/or their respective officers, directors and employees, on the other hand, are named as defendants in any action, suit or proceeding (a "Joint Action"), the duty and the cost of the defense of such Joint Action shall be borne by OPL. To the extent that Reliance and/or its Affiliates, and/or their respective officers, directors and employees agree, or are found by a final determination of a court, to bear any liability for any damages awarded in a Joint Action, OPL shall be entitled to reimbursement of the defense costs and damages from Reliance in the proportion that such an agreement or determination of liability bears to the aggregate amount of defense costs and damages. (d) No circular recovery: A claim for indemnification under this Section 7 shall not constitute a Loss for which a party is entitled to indemnification.

                  Section 8. Miscellaneous.
                             -------------

                  Section 8.1. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party on exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have at law or in equity.

                  Section 8.2. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER THE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS).


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                  Section 8.3. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

                  Section 8.4. Assignment; Binding effect; No Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement is intended or shall be construed to give any person other than the parties hereto legal or equitable right, remedy or claim under or in respect of this Agreement.

                  Section 8.5. Interpretation. The Section headings contained in this Agreement are solely for the purpose of reference and do not constitute a part of this Agreement.

                  Section 8.6. Severability. If any provisions hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof; provided, however, that the Parties shall use reasonable efforts, including, but not limited to, the amendment of this Agreement, to ensure that this Agreement shall reflect as closely as practicable the intent of the Parties.

                  Section 8.7. Entire Agreement. This Agreement and Schedule I attached hereto and the agreements and other documents referred to herein and therein shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

                  Section 8.8. Notices. All notices, requests, claims, demands and other communications required to be in writing must be delivered by hand or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other address specified by like nature) and will be deemed given on the date such communication is received:

                  If to Reliance:

                  Reliance Insurance Company
                  3 Parkway
                  Philadelphia, Pennsylvania  19102-1376
                  Attention:   General Counsel
                  Facsimile:   (215) 864-4141


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                  With concurrent copies to:

                  Reliance Group Holdings
                  55 East 52nd Street
                  New York, New York  10055
                  Attention:   General Counsel
                  Telephone:   (212) 909-1100
                  Facsimile:   (212) 909-1864

                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, New York  10019
                  Attention:   Jonathan L. Freedman
                               Richard B. Romney
                  Telephone:   (212) 259-8000
                  Facsimile:   (212) 259-6333

                  If to OPL:

                  Overseas Partners LTD.
                  Mintflower Place
                  P.O. Box HM1581
                  8 Par-la-Ville Road
                  Hamilton HM08
                  Bermuda
                  Attention:   General Counsel
                  Facsimile:   (441) 292-9142

                  with a copy to:

                  LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                  125 West 55th Street
                  New York, NY  10019
                  Attention:   Michael Groll
                  Facsimile:   212-424-8500

or to such other address as either party hereto may have furnished to the other party by a notice in writing in accordance with this Section 8.8.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the day and year first written above.

                              RELIANCE  INSURANCE COMPANY


                               By  /s/  Michael P. Blivess
                                 ----------------------------------------------
                                 Name:  Michael P. Blivess
                                 Title: SVP


                              OVERSEAS PARTNERS LTD.


                              By  /s/  Mary R. Hennessy
                                 ----------------------------------------------
                                 Name:  Mary R. Hennessy
                                 Title: President and Chief Executive Officer


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